Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S‑8 (Nos. 033-36981, 033-91196, 333-60665, 333-69042, 333-128363, 333-128364, 333-148502, 333-184202, 333-191077, 333-201997, 333-204660 and 333-205209) of Orbital Sciences Corporation of our report dated June 25, 2014 relating to the financial statements of the Deferred Salary and Profit Sharing Plan for Employees of Orbital Sciences Corporation, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
McLean, VA
June 26, 2015